Exhibit 99.1
PRESS RELEASE

Contacts: James E. Green, Executive Vice President, Corporate Affairs 423-989-8125 David E. Robinson, Senior Director, Corporate Affairs 423-989-7045
FOR IMMEDIATE RELEASE
KING PHARMACEUTICALS REPORTS
SECOND-QUARTER 2008 FINANCIAL RESULTS
highlighted by significant advances and investments in the development pipeline
BRISTOL, TENNESSEE, August 7, 2008 — King Pharmaceuticals, Inc. (NYSE:KG) announced today that total revenues were $397 million during the second quarter ended June 30, 2008, compared to $543 million in the second quarter of 2007. This decrease was primarily due to the market entry of generic substitutes for ALTACE® (ramipril). Reported net earnings equaled $43 million and diluted earnings per share equaled $0.18 during the second quarter of 2008, compared to net earnings of $65 million and diluted earnings per share of $0.26 in the second quarter of the prior year. Excluding special items, net earnings equaled $73 million and diluted earnings per share equaled $0.30 during the second quarter ended June 30, 2008, reflecting a record high research and development investment of $49 million, which included development milestones of $21 million. Excluding special items, in the second quarter of 2007 net earnings equaled $117 million and diluted earnings per share equaled $0.48.
Brian A. Markison, Chairman, President and Chief Executive Officer of King, stated, “We are particularly pleased by the AVINZA® total prescription growth of 5.2% versus the same quarter of last year and the continued strong performance of THROMBIN-JMI®.”
Mr. Markison continued, “More importantly, we remain on track to attain our goal of three New Drug Application (NDA) submissions to the U.S. Food and Drug Administration (FDA) by the end of this year. Once approved, these new products have the potential to provide significant value for patients, society and our shareholders.”
King, through its partner, Pain Therapeutics, submitted a New Drug Application for REMOXY® (long-acting oral oxycodone) to the FDA in June. Also in June, King and Acura Pharmaceuticals reported positive top-line data from the pivotal Phase III clinical trial for ACUROX™ (short-acting oral oxycodone HCl, niacin, and other functional inactive ingredients). Based on these positive results, King and Acura plan to submit the NDA for ACUROX™ by the end of this year. King also expects to file an NDA for CORVUE™ (binodenoson, a pharmacologic stress imaging agent for injection) during that same period.
As of June 30, 2008, the Company’s cash and cash equivalents totaled approximately $1.1 billion. During the second quarter of 2008, the Company generated cash flow from operations of approximately $138 million.
In addition, the fair value of King’s total investments in debt securities equaled approximately $432 million as of the end of the second quarter of 2008. The Company has classified its investments in debt securities associated with municipal bonds as current assets as of June 30, 2008, because the Company believes that it is reasonable to expect that these securities will convert to cash within one year. The Company has classified its investments in debt securities associated with student loans, which as of June 30, 2008 had a fair value of $334 million, as long-term assets.
Net revenue from branded pharmaceuticals totaled $316 million for the second quarter of 2008, compared to $467 million during the second quarter of 2007.
Net sales of SKELAXIN® (metaxalone) totaled $107 million during the second quarter of 2008, compared to $108 million during the same period of the prior year.
THROMBIN-JMI® (thrombin, topical, bovine, USP) net sales totaled $64 million during the second quarter of 2008, compared to $65 million during the second quarter of 2007.
Net sales of AVINZA® (morphine sulfate extended release) totaled $35 million during each of the second quarters of 2008 and 2007.
LEVOXYL® (levothyroxine sodium tablets, USP) net sales totaled $20 million during the second quarter ended June 30, 2008, compared to $26 million during the second quarter of 2007.
ALTACE® net sales totaled $44 million during the second quarter of 2008, compared to $163 million during the second quarter of 2007.
King’s Meridian Auto-Injector business contributed revenue of $55 million during the second quarter of 2008, compared to $51 million during the same period of the prior year.
Royalty revenues, derived primarily from ADENOSCAN® (adenosine), totaled $24 million during the second quarter ended June 30, 2008, compared to $20 million during the second quarter of last year.
About REMOXY®
REMOXY® is an innovative long-acting, controlled release formulation of oxycodone for moderate to severe chronic pain that is currently in development. REMOXY® uses extraction resistant technology (XRT™), a unique physical barrier that is designed to provide controlled pain relief and resist common methods used to extract the opioid more rapidly than intended as seen with currently available products. Common methods used to cause a rapid extraction of the opioid include crushing, chewing, or dissolution in alcohol. These methods are typically used to cause failure of the controlled release dosage form, resulting in ‘dose dumping’ of oxycodone, or the immediate release of the active drug. If approved, the Companies believe REMOXY® could be the first oxycodone on the market that has the potential to reduce the risk of misuse and abuse. REMOXY® is a proposed brand name that is subject to FDA approval.

About ACUROX™ Tablets
ACUROX™ Tablets, an investigational drug, is an orally administered immediate-release tablet containing oxycodone HCl as an active analgesic ingredient, niacin as an active ingredient in subtherapeutic amounts, and a proprietary composition of functional inactive ingredients. ACUROX™ Tablets are intended to relieve moderate to severe pain while resisting or deterring common methods of prescription drug misuse and abuse, including intravenous injection of dissolved tablets, nasal snorting of crushed tablets and intentional swallowing of excessive numbers of tablets. ACUROX™ is a proposed brand name subject to FDA approval.
Webcast Information

King will conduct a webcast today which may include discussion of the Company’s marketed products, pipeline, strategy for growth, financial results and expectations, and other matters relating to its business. Interested persons may listen to the webcast on Thursday, August 7, 2008, at 11:00 a.m., E.D.T., by clicking the following link to register and then joining the live event with the same URL:
http://www.kingpharm.com/web_casts.asp
If you are unable to participate during the live event, the webcast will be archived on King’s web site at the same link for not less than 30 days after the webcast.
About Special Items
Under Generally Accepted Accounting Principles (“GAAP”), reported “net earnings” and “diluted earnings per share” include special items. In addition to the reported results determined in accordance with GAAP, King provides its net earnings and diluted earnings per share results for the quarters and six months ended June 30, 2008 and 2007, excluding special items. These non-GAAP financial measures exclude special items which are those particular material income or expense items that King considers to be unrelated to the Company’s ongoing, underlying business, non-recurring, or not generally predictable. Such items include, but are not limited to, merger and restructuring expenses; non-capitalized expenses associated with acquisitions, such as in-process research and development charges and inventory valuation adjustment charges; charges resulting from the early extinguishment of debt; asset impairment charges; expenses of drug recalls; and gains and losses resulting from the divestiture of assets. King believes the identification of special items enhances the analysis of the Company’s ongoing, underlying business and the analysis of the Company’s financial results when comparing those results to that of a previous or subsequent like period. However, it should be noted that the determination of whether to classify an item as a special item involves judgments by King’s management. A reconciliation of non-GAAP financial measures referenced herein and King’s reported financial results determined in accordance with GAAP is provided below.

About King Pharmaceuticals, Inc.
King, headquartered in Bristol, Tennessee, is a vertically integrated branded pharmaceutical company. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry through the development, including through in-licensing arrangements and acquisitions, of novel branded prescription pharmaceutical products and technologies that complement the Company’s focus in specialty-driven markets, particularly neuroscience, hospital and acute care. King strives to be a leader and partner of choice in bringing innovative, clinically-differentiated medicines and technologies to market.
Forward-looking Statements
This release contains forward-looking statements which reflect management’s current views of future events and operations, including, but not limited to, statements pertaining to the expected timetable for REMOXY®, ACUROX™ Tablets and CORVUE™ NDA submissions with the FDA and the potential of these product to add value once approved; statements pertaining to the expectation that the Company’s investments in debt securities associated with municipal bonds may convert to cash within one year; and statements pertaining to the Company’s planned webcast to discuss its second-quarter 2008 results. These forward-looking statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward-looking statements. Some important factors which may cause actual results to differ materially from the forward-looking statements include dependence on the future level of demand for and net sales of King’s branded pharmaceutical products; dependence on King’s ability to successfully market its branded pharmaceutical products; dependence on King’s ability to increase its presence in its targeted, specialty-driven markets; dependence on the Company’s ability to continue to advance the development of its pipeline products as planned; dependence on the high cost and uncertainty of research, clinical trials, and other development activities involving pharmaceutical products in which King has an interest; dependence on whether the NDAs for REMOXY®, ACUROX™ Tablets and CORVUE™ are submitted to the FDA during the planned timeframe; dependence on the unpredictability of the duration and results of the FDA’s review of Investigational New Drug applications (“IND”), NDAs, and Abbreviated New Drug Applications (“ANDA”) and/or the review of other regulatory agencies worldwide that relate to projects in King’s development pipeline; dependence on the extent to which continued instability in the credit markets affects King’s ability to liquidate its investments in debt securities associated with municipal bonds; dependence on the availability and cost of raw materials; dependence on no material interruptions in supply by contract manufacturers of King’s products; dependence on the potential effect on sales of the Company’s existing branded pharmaceutical products as a result of the potential development and approval of a generic substitute for any such product or other new competitive products; dependence on the potential effect of future acquisitions and other transactions pursuant to the Company’s growth strategy; dependence on King’s compliance with FDA and other government regulations that relate to the Company’s business; dependence on King’s ability to conduct its webcast as currently planned on August 7, 2008; dependence on changes in general economic and business conditions; changes in current pricing levels; changes in federal and state laws and regulations; changes in competition; unexpected changes in technologies and technological advances; and manufacturing capacity constraints. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the “Risk Factors” section and other sections of King’s Form 10-K for the year ended December 31, 2007 and Form 10-Q for the quarter ended March 31, 2008, which are on file with the U.S. Securities and Exchange Commission. King does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

KING PHARMACEUTICALS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$1,095,549	$20,009
Investments in debt securities	97,952	1,344,980
Marketable securities	1,078	1,135
Accounts receivable, net	169,040	183,664
Inventories	104,899	110,308
Deferred income tax assets	94,171	100,138
Income tax receivable	—	20,175
Prepaid expenses and other current assets	39,216	39,245

Total current assets	1,601,905	1,819,654

Property, plant and equipment, net	264,439	257,093
Intangible assets, net	674,521	780,974
Goodwill	129,150	129,150
Deferred income tax assets	364,700	343,700
Investments in debt securities	334,082	—
Other assets	88,657	96,251

Total assets	$3,457,454	$3,426,822

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$65,197	$76,481
Accrued expenses	278,564	376,604
Income taxes payable	17,149	—

Total current liabilities	360,910	453,085

Long-term debt	400,000	400,000
Other liabilities	61,947	62,980

Total liabilities	822,857	916,065

Commitments and contingencies
Shareholders’ equity:
Common shares no par value, 600,000,000 shares authorized, 246,481,982 and 245,937,709 shares issued and outstanding, respectively	1,297,974	1,283,440
Retained earnings	1,356,014	1,225,360
Accumulated other comprehensive (loss) income	(19,391)	1,957

Total shareholders’ equity	2,634,597	2,510,757

Total liabilities and shareholders’ equity	$3,457,454	$3,426,822

KING PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
REVENUES:
Total revenues	$396,851	$542,726	$828,884	$1,058,756

OPERATING COSTS AND EXPENSES:
Cost of revenues , exclusive of depreciation, amortization and impairments shown below	99,556	121,685	191,017	233,139
Excess purchase commitment	2,629	—	2,629	—
Contract termination	—	3,845	—	3,845

Total cost of revenues	102,185	125,530	193,646	236,984

Selling, general and administrative, exclusive of co-promotion fees	102,735	127,316	211,776	248,526
Special legal and professional fees	(825)	(1,632)	2,035	(488)
Co-promotion fees	10,063	47,524	28,020	93,482

Total selling, general, and administrative expense	111,973	173,208	241,831	341,520

Depreciation and amortization	31,154	38,912	90,229	73,090
Accelerated depreciation	651	1,500	1,274	3,000
Research and development	48,662	37,355	77,170	69,626
Research and development-In-process upon acquisition	5,500	3,100	5,500	3,100
Asset impairments	39,429	74,810	39,429	74,810
Restructuring charges	(542)	—	517	460

Total operating costs and expenses	339,012	454,415	649,596	802,590

OPERATING INCOME	57,839	88,311	179,288	256,166
OTHER INCOME (EXPENSE):
Interest expense	(1,838)	(1,853)	(3,642)	(3,878)
Interest income	9,261	8,517	22,890	17,783
Other, net	(123)	278	(827)	(265)

Total other income	7,300	6,942	18,421	13,640

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	65,139	95,253	197,709	269,806
Income tax expense	22,118	30,394	67,055	88,893

INCOME FROM CONTINUING OPERATIONS	43,021	64,859	130,654	180,913

DISCONTINUED OPERATIONS
Loss from discontinued operations	—	(115)	—	(335)
Income tax benefit	—	(41)	—	(120)

Total loss from discontinued operations	—	(74)	—	(215)

NET INCOME	$43,021	$64,785	$130,654	$180,698

Basic net income per common share	$0.18	$0.27	$0.54	$0.74

Diluted net income per common share	$0.18	$0.26	$0.53	$0.74

Shares used in basic net income per share	243,440	242,746	243,365	242,568
Shares used in diluted net income per share	245,029	244,550	244,859	244,110

KING PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
EXCLUDING SPECIAL ITEMS — NON GAAP
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
REVENUES:
Total revenues	$396,851	$542,726	$828,884	$1,058,756

OPERATING COSTS AND EXPENSES:
Cost of revenues , exclusive of depreciation and amortization shown below	99,556	121,685	191,017	233,139

Selling, general and administrative, exclusive of co-promotion fees	102,735	127,316	211,776	248,526
Co-promotion fees	10,063	47,524	28,020	93,482

Total selling, general, and administrative expense	112,798	174,840	239,796	342,008

Depreciation and amortization	31,154	38,912	90,229	73,090
Research and development	48,662	37,355	77,170	69,626

Total operating costs and expenses	292,170	372,792	598,212	717,863

OPERATING INCOME	104,681	169,934	230,672	340,893
OTHER INCOME (EXPENSE):
Interest expense	(1,838)	(1,853)	(3,642)	(3,878)
Interest income	9,261	8,517	22,890	17,783
Other, net	(123)	278	(827)	(265)

Total other income	7,300	6,942	18,421	13,640

INCOME BEFORE INCOME TAXES	111,981	176,876	249,093	354,533
Income tax expense	38,593	59,390	85,237	119,049

NET INCOME	$73,388	$117,486	$163,856	$235,484

Basic net income per common share	$0.30	$0.48	$0.67	$0.97

Diluted net income per common share	$0.30	$0.48	$0.67	$0.96

Shares used in basic net income per share	243,440	242,746	243,365	242,568
Shares used in diluted net income per share	245,029	244,550	244,859	244,110

KING PHARMACEUTICALS, INC.
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share data)
(Unaudited)
The following tables reconcile Non-GAAP measures to amounts reported under GAAP:

	Three Months Ended June 30, 2008		Six Months Ended June 30, 2008
		EPS		EPS
Net income, excluding special items	$73,388		$163,856
Diluted income per common share, excluding special items		$0.30		$0.67
SPECIAL ITEMS:
Excess purchase commitment (cost of revenues)	(2,629)	(0.01)	(2,629)	(0.01)
Special legal and professional fees (selling, general, and administrative)	825	0.00	(2,035)	(0.01)
Accelerated depreciation (other operating costs and expenses)	(651)	(0.00)	(1,274)	(0.01)
Research and development-In-process upon acquisition (other operating costs and expenses)	(5,500)	(0.02)	(5,500)	(0.02)
Asset impairments (other operating costs and expenses)	(39,429)	(0.16)	(39,429)	(0.16)
Restructuring charges (other operating costs and expenses)	542	0.00	(517)	(0.00)

Total special items before income taxes	(46,842)	(0.19)	(51,384)	(0.21)
Income tax benefit from special items	16,475	0.07	18,182	0.07

Net income	$43,021		$130,654

Diluted income per common share, as reported under GAAP		$0.18		$0.53

	Three Months Ended June 30, 2007		Six Months Ended June 30, 2007
		EPS		EPS
Net income, excluding special items	$117,486		$235,484
Diluted income per common share, excluding special items		$0.48		$0.96
SPECIAL ITEMS:
Contract termination (cost of revenues)	(3,845)	(0.02)	(3,845)	(0.02)
Special legal and professional fees (selling, general, and administrative)	1,632	0.01	488	0.00
Accelerated depreciation (other operating costs and expenses)	(1,500)	(0.01)	(3,000)	(0.01)
Research and development-In-process upon acquisition (other operating costs and expenses)	(3,100)	(0.01)	(3,100)	(0.01)
Asset impairments (other operating costs and expenses)	(74,810)	(0.31)	(74,810)	(0.31)
Restructuring charges (other operating costs and expenses)	—	—	(460)	(0.00)
Loss from discontinued operations	(115)	(0.00)	(335)	(0.00)

Total special items before income taxes	(81,738)	(0.34)	(85,062)	(0.35)
Income tax benefit from special items	29,037	0.12	30,276	0.13

Net income	$64,785		$180,698

Diluted income per common share, as reported under GAAP		$0.26		$0.74

KING PHARMACEUTICALS, INC.

SUMMARY RECONCILIATION OF SPECIAL ITEMS
FOR THE SECOND QUARTERS ENDED JUNE 30, 2008 AND 2007
King recorded special items during the second quarter ended June 30, 2008 resulting in a net charge of $47 million, or $30 million net of tax, primarily due to an intangible asset impairment charge related to Synercid® I.V. Injection.
During the second quarter ended June 30, 2007, King recorded special items resulting in a net charge of $82 million, or $53 million net of tax, primarily due to (i) an impairment charge totaling $46 million related to the Company’s classification of its Rochester, Michigan sterile manufacturing facility and certain legacy branded products as held for sale and (ii) an impairment charge totaling $29 million related to Intal® and Tilade® as a result of the Company’s decision to no longer pursue the development of a new formulation of Intal® utilizing hyrdrofluoroalkane (HFA) as a propellant.

KING PHARMACEUTICALS, INC.
SUMMARY RECONCILIATION OF SPECIAL ITEMS
FOR THE SIX MONTHS ENDED JUNE 30, 2008 AND 2007
King recorded special items during the six months ended June 30, 2008 resulting in a net charge of $51 million, or $33 million net of tax, primarily due to an intangible asset impairment charge related to Synercid® I.V. Injection.
King recorded special items during the six months ended June 30, 2007 resulting in a net charge of $85 million, or $55 million net of tax, primarily due to (i) an impairment charge totaling $46 million related to the Company's classification of its Rochester, Michigan sterile manufacturing facility and certain legacy branded products as held for sale and (ii) an impairment charge totaling $29 million related to Intal and Tilade® as a result of the Company's decision to no longer pursue the development of a new formulation of Intal® utilizing HFA as a propellant.
EXECUTIVE OFFICES
KING PHARMACEUTICALS, INC.
501 FIFTH STREET, BRISTOL, TENNESSEE 37620